Exhibit 99.1

JoS. A. Bank Clothiers Announces the Acceleration of its Store Expansion Program for Fiscal Year 2010; Company Plans to Open 30 to 40 New Stores in 2010

HAMPSTEAD, Md.--(BUSINESS WIRE)--August 25, 2009--JoS. A. Bank Clothiers, Inc. (Nasdaq Global Select Market: "JOSB") today announces the acceleration of its store expansion program in fiscal year 2010. The Company plans to open 30 to 40 new stores in fiscal year 2010, an increase over the 10 to 15 new stores it plans to open in fiscal year 2009.

The Company noted that it has opened over 350 of its 467 stores in the past ten years and it expects to open at least 130 additional stores as part of its long-term plan to operate 600 stores.

"We are pleased to announce our plans to accelerate the pace of our new store openings in fiscal year 2010,” noted R. Neal Black, President and CEO of JoS. A. Bank Clothiers, Inc. “Quality real estate opportunities are beginning to open in the marketplace and we are ready to expand our store base at a more rapid rate. We believe we are poised to take advantage of these opportunities as a result of our strong financial position. We have a proven ability to open 60 stores a year and these future store openings will put us back on the track we were on prior to the national economic crisis,” continued Mr. Black.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 467 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Report on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com